SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2003
FILE NUMBER 811-1424
SERIES NO.: 7


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 235,245
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  31,246
              Class C Shares                   9,652
              Class R Shares                      63
              Institutional Class                287


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 7.43
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 7.15
              Class C Shares                $ 7.14
              Class R Shares                $ 7.41
              Institutional Class           $ 7.48